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                                                                     EXHIBIT 8.1

                                                                December 3, 2002

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749

Ladies and Gentlemen:

    We have acted as your United States tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-3 (File No. 333-99565) initially filed with the Securities and Exchange Commission, on September 13, 2002 (such Registration Statement, as amended or supplemented from time to time, is herein referred to as the "Registration Statement"), of 5% convertible senior notes due March 15, 2007 and the shares of common stock issuable upon the conversion of such notes.

    We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

    Based upon and subject to the foregoing, the statements in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences," insofar as such statements constitute conclusions of law, are, subject to the qualifications stated therein, accurate in all material respects and fairly summarize the matters referred to therein.

    The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Services rulings and pronouncements, and judicial decisions now in effect, any of which may be changed at any time with retroactive effect.

    We are members of the bar of the State of New York. We do not express any opinion on any matters other than the United States federal income tax law matters specifically referred to herein.

    We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ Covington & Burling